Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Grupo Supervielle S.A. of our report dated April 15, 2016 relating to the financial statements of Grupo Supervielle S.A., which appears in such Registration Statement.  We also consent to the reference to us under the headings “Experts” and “Selected Consolidated Financial and Other Information” in such Registration Statement.

Buenos Aires, Argentina

May 18, 2016

Price Waterhouse & Co. S.R.L.

/s/ MARCELO TRAMA
Marcelo Trama
Partner